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                                  EXHIBIT 10.67


                                    EXHIBIT A


                                    GUARANTY
                               (Mark L. Schneider)


Denver, Colorado                                               November 22, 2000


     In consideration of the loan in the amount of $1,916,305 made by UnitedGlobalCom, Inc. ("Lender") to The MLS Family Partnership LLLP, a Colorado limited liability limited partnership ("Borrower"), as evidenced by that certain demand promissory note (the "Note") executed by Borrower of even date herewith, and in order to induce Lender to make such loan to Borrower, the undersigned, Mark L. Schneider ("Guarantor"), does hereby unconditionally and irrevocably guarantee the punctual and complete payment and performance when due to Lender of each and all of Borrower's obligations under the Note, together with interest thereon and any and all expenses which may be incurred by Lender in collecting all or any of Borrower's obligations under the Note and in enforcing any rights hereunder, including, without limitation, reasonable attorneys' fees and expenses.

     Guarantor hereby (i) guarantees that the Note will be paid to Lender strictly in accordance with the terms and provisions of the Note, and (ii) agrees that, in the event Borrower fails to make any payment due Lender in accordance with the terms of the Note, Guarantor shall, upon demand of Lender, immediately pay such amount on behalf of Borrower.

     "Stock Options" shall be defined to include all vested stock options and phantom stock options granted to Guarantor as of this date and any granted in the future with respect to the Company, United Pan-Europe Communications N.V. ("UPC"), CHELLO Broadband and Austar United Communications Limited ("Austar"). "Business Day" shall mean any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or London, England.

     Until the Note has been paid in full, the Guarantor shall in no event (i) exercise any of the Stock Options, unless all of the proceeds of such exercise are applied toward payment of due but unpaid interest or the outstanding principal balance of the Note, or (ii) take any steps to transfer any of the Stock Options. Guarantor hereby instructs the Company, UPC, CHELLO Broadband and Austar not to permit the exercise of any Stock Options unless the proceeds are sent directly to the Company in payment of amounts owing under the Note. If the terms of the applicable stock option plans are amended to permit Guarantor to pledge any of the Stock Options, Guarantor shall immediately pledge such Stock Options to the Company, excluding a number of UPC Stock Options that Guarantor has agreed to pledge to Gene W. Schneider, which number of options has a net value of US$4,000,000.

     The Guarantor further promises that, upon the release from collateral of any margin stock pledged by the Guarantor in connection with any margin account, the Guarantor shall promptly pledge such margin stock to the Lender, free and clear of any other lien, as security for the payment of the Note, and shall in connection with such pledge surrender to the Lender one or more certificates evidencing such margin stock. Guarantor further promises that Guarantor will use best efforts to repay the Note from the proceeds of the sale of any UGC or UPC stock.
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     Upon failure of the Borrower to pay the unpaid principal amount of this
Note within thirty (30) days of the date when such amount becomes due and payable, or failure of the Borrower to pay interest on the unpaid principal amount of this Note within thirty (30) days of the date such interest is due and payable, all of the Stock Options shall immediately terminate and shall be of no further force or effect. Notwithstanding such termination, Guarantor shall remain liable for all amounts due and owing under the Note.

     Guarantor hereby waives notice of acceptance of this Guaranty, and also presentment, demand, protests and notice of dishonor of any and all of the obligations under the Note. No act or omission of any kind on Lender's part shall affect or impair this Guaranty. This Guaranty shall be governed as to validity, interpretation, construction, effect, and in all other respects, by the laws and decisions of the State of Colorado, without regard to conflicts of laws principles.

     Executed by Guarantor to be effective as of the date set forth above.


                                        /s/ Mark L. Schneider
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                                        Mark L. Schneider



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